Exhibit 10.1

AMENDMENT NO. 1

AND WAIVER

TO NOTE AND WARRANT PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 AND WAIVER (“Amendment and Waiver”) is made and entered into as of this 7th day of April, 2006, by and among ARTISTdirect, Inc., a Delaware corporation (the “Company”), and the undersigned Purchasers. Capitalized terms used herein and undefined shall have the meanings set forth in that certain Agreement (defined in the Recitals below).

RECITALS:

WHEREAS, reference is made to that certain Note and Warrant Purchase Agreement dated as of July 28, 2005 (the “Agreement”), by and among the Company and the Purchasers;

WHEREAS, the parties wish to amend Sections 7(h)(i), 7(h)(iii), 7(h)(iv) and 7(h)(v) and the definition of “Excess Cash Flow” contained in the Agreement;

WHEREAS, Section 13(e) of the Agreement permits any provision of the Agreement to be amended upon the written consent of the holder or holders representing at least a majority of the principal amount of the Notes outstanding;

WHEREAS, pursuant to the terms of the Agreement, any amendment of a provision of the Agreement by the holder or holders representing at least a majority of the principal amount of the Notes outstanding shall be binding on all of the other Purchasers; and

WHEREAS, the undersigned Purchasers hold one hundred percent (100%) of the principal amount of the Notes outstanding.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1.             AMENDMENT.

(a)           Section 7(h)(i) of the Agreement shall be amended and restated in its entirety as follows:

“Minimum Working Capital. The Company will not permit its Consolidated Working Capital, calculated as of the last day of any fiscal quarter ending after the Closing Date, to be less than $750,000. For purposes of this Section 7(h)(i) only, the calculation of Consolidated Working Capital shall exclude any warrant liability or change therein and any effect on the financial statements of the Company resulting from or otherwise related to (i) the Omnibus Amendment dated as of the date hereof involving the Warrants, (ii) the repricing of the warrants on the date hereof that were issued by the Company on July 28, 2005 pursuant to the Securities Purchase Agreement and to Libra FE, LP and (iii) any related amendment to or waiver dated as of the date hereof involving the Agreement, the Securities Purchase Agreement, any transaction document related thereto, or the registration rights agreement with Libra FE, LP.”

(b)           Section 7(h)(iii) of the Agreement shall be amended and restated in its entirety as follows:

“Minimum Leverage Ratio. The Company will not permit its Consolidated Leverage Ratio, calculated as of the end of any fiscal quarter ending after the Closing Date, to exceed (x) 3.00 for fiscal quarters ending on or before December 31, 2005, (y) 2.75 for fiscal quarters ending on or after March 31, 2006, and on or before December 31, 2006, or (z) 2.50 for fiscal quarters ending on or after March 31, 2007.  For purposes of this Section 7(h)(iii) only, the calculation of Consolidated Leverage Ratio shall exclude any warrant liability or change therein and any effect on the financial statements of the Company resulting from or otherwise related to (i) the Omnibus Amendment dated as of the date hereof involving the Warrants, (ii) the repricing of the warrants on the date hereof that were issued by the Company on July 28, 2005 pursuant to the Securities Purchase Agreement and to Libra FE, LP and (iii) any related amendment to or waiver dated as of the date hereof involving the Agreement, the Securities Purchase Agreement, any transaction document related thereto, or the registration rights agreement with Libra FE, LP.”

(c)           Section 7(h)(iv) of the Agreement shall be amended and restated in its entirety as follows:

“Minimum EBITDA. The Company will not permit its Consolidated EBITDA for any fiscal quarter (calculated for the Test Period ending on the last day of such fiscal quarter; provided that for the Test Period ending on September 30, 2005, Consolidated EBITDA shall be (x) Consolidated EBITDA for the three-fiscal-quarter period ending on September 30, 2005 times (y) 4/3) to be less than (x) $5,000,000 for fiscal quarters ending on or before December 31, 2005, (y) $4,500,000 for fiscal quarters ending on or after March 31, 2006, and on or before December 31, 2006, or (z) $4,000,000 for fiscal quarters ending on or after March 31, 2007.  For purposes of this Section 7(h)(iv) only, the calculation of Consolidated EBITDA shall exclude any warrant liability or change therein and any effect on the financial statements of the Company resulting from or otherwise related to (i) the Omnibus Amendment dated as of the date hereof involving the Warrants, (ii) the repricing of the warrants on the date hereof that were issued by the Company on July 28, 2005 pursuant to the Securities Purchase Agreement and to Libra FE, LP and (iii) any related amendment to or waiver dated as of the date hereof involving the Agreement, the Securities Purchase Agreement, any transaction document related thereto, or the registration rights agreement with Libra FE, LP.”

(d)           Section 7(h)(v) of the Agreement shall be amended and restated in its entirety as follows:

“Minimum Fixed Charge Coverage Ratio. The Company will not permit its Consolidated Fixed Charge Coverage Ratio for any fiscal quarter to be less than (x) 1.20 for fiscal quarters ending on or before December 31, 2005, or (y) 1.25 for fiscal quarters ending on or after March 31, 2006.  For purposes of this Section 7(h)(iv) only, the calculation of Consolidated Fixed Charge Coverage Ratio shall exclude any warrant liability or change therein and any effect on the financial statements of the Company resulting from or otherwise related to (i) the Omnibus Amendment dated as of the date hereof involving the Warrants, (ii) the repricing of the warrants on the date hereof that were issued by the Company on July 28, 2005 pursuant to the Securities Purchase Agreement and to Libra FE, LP and (iii) any related amendment to or waiver dated as of the date hereof involving the Agreement, the Securities Purchase Agreement, any transaction document related thereto, or the registration rights agreement with Libra FE, LP.”

(e)           The definition of “Excess Cash Flow” shall be amended and restated in its entirely as follows:

“Excess Cash Flow” means, for any period, (A) the Consolidated EBITDA (excluding any warrant liability or change therein and any effect on the financial statements of the Company resulting from or otherwise related to (i) the Omnibus Amendment dated as of the date hereof involving the Warrants, (ii) the repricing of the warrants on the date hereof that were issued by the Company on July 28, 2005 pursuant to the Securities Purchase Agreement and to Libra FE, LP and (iii) any related amendment to or waiver dated as of the date hereof involving the Agreement, the Securities Purchase Agreement, any transaction document related thereto, or the registration rights agreement with Libra FE, LP.) for such period minus (B) the sum (without duplication) of (i) Consolidated Interest Expense paid in cash during such period, (ii) income tax expense paid by in cash by the Company and its Subsidiaries during such period, (iii) voluntary principal payments on the Notes made during such period, and (iv) Consolidated Capital Expenditures permitted pursuant to Section 7(h) which are paid in cash during such period (other than Consolidated Capital Expenditures financed (but only to the extent financed) with equity proceeds, insurance or condemnation proceeds or Indebtedness proceeds), in each case calculated on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.”

2.             WAIVER. The Purchasers agree to forever waive any Event of Default under the Notes that may have been triggered prior to the date hereof due solely from a breach of the negative covenants contained in Sections 7(h)(i), 7(h)(iii), 7(h)(iv) or 7(h)(v) of the Agreement resulting from any accrual of warrant liability.

3.             CONFLICTS. Except as expressly set forth in this Amendment and Waiver, the terms and provisions of the Agreement shall continue unmodified and in full force and effect. In the event of any conflict between this Amendment and Waiver and the Agreement, this Amendment and Waiver shall control.

4.             GOVERNING LAW. This Amendment and Waiver shall be governed and construed under the laws of the State of New York, and shall be binding on and shall inure to the benefit of the parties and their respective successors and permitted assigns.

5.             COUNTERPARTS. This Amendment and Waiver may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Waiver as of the date first set forth above.

COMPANY:

ARTISTdirect, Inc.

By:	/s/ Robert N. Weingarten

Name:	Robert N. Weingarten

Title:	Chief Financial Officer

PURCHASERS:

JMB Capital Partners, L.P.

By:	/s/ Cyrus Hadidi

Name:	Cyrus Hadidi

Title:	Partner

JMG Capital Partners, L.P.

By:	/s/ [ILLEGIBLE]

Name:	[ILLEGIBLE]

Title:	[ILLEGIBLE]

JMG Triton Offshore Fund, Ltd.

By:	/s/ [ILLEGIBLE]

Name:	[ILLEGIBLE]

Title:	[ILLEGIBLE]

CCM Master Qualified Fund, Ltd.

By:	/s/ Clint D. Coghill

Name:	Clint D. Coghill

Title:	Director